Profitable Growth and Value Creation July 2016

2 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Forward-Looking Language SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized. Additional Information Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

3 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel $1,358m 53% $871m 34% $332m 13% Chico’s FAS has a Powerful Portfolio of Brands, Providing a Platform for Profitable Growth and Value Creation One of the most loyal customer bases in the industry: >90% of revenues from loyalty-program customers Leading omni-retail capabilities: differentiated ability to leverage deep customer analytics to maximize profitability Sustained long-term revenue growth, with 6% CAGR from 2010 – 2015 Under the direction of our recently appointed Chief Executive Officer and President, Shelley Broader, Chico’s FAS is executing a new strategic plan Four clear focus areas designed to usher in a new era of profitable growth and value creation Renewed discipline on operating model Powerful, Iconic and Differentiated Brands 1 FY2015 Sales; Excludes Boston Proper. Strong Customer Loyalty, Leading Omni-Retail Capabilities and Sustained Revenue Growth Iconic brand with a cult-like following of loyal customers of women 45 years and older Aspirational and sophisticated styles fill a niche for fashionable women 35 years and older Intimate apparel brand that caters to a vastly underserved intimates market focusing on women 35 years and older Positive Change is Underway 1 1 1

4 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Operational Initiatives On April 25th , announced realignment of Marketing and Digital Commerce functions — Estimated annualized savings of ~$14 million On May 26th, announced three additional initiatives — Estimated incremental annualized savings of $50 to $70 million Estimated aggregate savings of $65 to $85 million — equivalent to 2.6% to 3.3% of LTM revenue — and reflecting significant progress towards achieving our goal of a 10% operating margin Progress in New CEO’s First 180 Days Clearly Demonstrates Company is on Right Track to Enhance Shareholder Value Management Enhancements Ms. Broader has begun to build out her management team with new leaders who bring skills and expertise to support and accelerate our progress Key new hires in real estate and construction, planning and allocation, legal and human resources, including amongst others: — Susan Lanigan (EVP & General Counsel) — Kristin Oliver (Chief Human Resources Officer) Governance Changes Company-sponsored proposal to declassify the Board over a three-year period — Entire Board would stand for election at the 2019 Annual Meeting Adopted formal policy limiting directors to four public Boards, in addition to Chico’s FAS Board Board Evolution Proposed world-class leaders in our nominees to be added to the Board With the election of Bonnie Brooks and Bill Simon, four of the Company’s nine directors, or almost half the Board, will be new directors added in the past three years

5 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Corporate Governance and Board to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

6 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Powerful, Differentiated Brands Serving Attractive Consumer Segments 1 % of total sales excludes Boston Proper.  Founded in 1983 as a store on Florida’s Sanibel Island  Iconic brand with a cult-like following of loyal customers of women 45+ years  New merchandise initiatives based on online and store testing (e.g. petites)  2015 Sales: $1,358 million (53% of Total Sales)1  604 boutiques across the U.S., Canada and Puerto Rico  117 outlets  46 Chico’s franchise locations in Mexico  Aspirational and sophisticated styles fill a niche for fashionable women 35+ years  New initiatives include renewed focus on special occasion business and a revived and expanded accessories business  2015 Sales: $871 million (34% of Total Sales)1  434 boutiques across the U.S., Canada and Puerto Rico  71 outlets  Enviable position that caters to a vastly underserved market focusing on women 35+ years  New initiatives include swim rolled out to all stores and online after successful test, amongst others  2015 Sales: $332 million (13% of Total Sales)1  272 boutiques across the U.S., Canada and Puerto Rico  19 outlets  31 franchise locations in Mexico Comfortable, relaxed fit and modern style. Accessories coordinate for an individualized, outfitted wardrobe Feminine and affordable alternative to designer fashion. Primarily in black and white and seasonal color splashes Beautiful, sensual lingerie, loungewear and beauty featuring luxurious fabrics, innovative fashion, and a perfect fit in a wide range of sizes

7 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Cutting-Edge Omni-Retail Capabilities Foster Customer Loyalty and Drive Increased Sales 1 Source: Medallia. Net Promoter Score is an index ranging from -100 to 100 that measures the willingness of customers to recommend a company's products or services to others.  Long before most peers, we have been tying purchases directly to specific customer names — Customer information databases — Converted paper customer books to digital (iPad) — Drove incremental appointment sales and Average Dollar Spend (ADS) by expanding associates’ visibility of customers’ category of loyalty  New omni-retail initiatives — Rollout of a new POS system — Introduction of the customer book to allow store associates visibility to past customer behaviors – >90% of 2015 revenues were derived from customers in loyalty programs — iPads provide capability to buy items online and contact customers / groups of customers — Chico’s launched a new website in February 2016; the platform developed for Chico’s is now being leveraged for new WHBM and Soma websites  Chico’s FAS Net Promoter Scores1 are well above the average for the retail sector more broadly — For 2015, Chico’s score of 77, WHBM’s score of 75, and Soma’s score of 75, are all significantly above the retail industry average ¹ of 51

8 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Following Her Appointment as CEO, Ms. Broader Undertook a Comprehensive Business Review… Chico’s FAS 360 Inside View of Business, Cadence and Timelines Outside View of Business and Corporate Structure Stakeholder View of Business Customer View of Brands Field Associate View of Experience Merchant View of Product Eight months ago, the Board appointed Ms. Broader as new CEO and President. She immediately undertook a comprehensive review of the business to provide clear strategic focus and target operating improvements

9 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Evolve the customer experience Strengthen our brands’ positioning Integrate our digital and physical retail environments to have the agility to meet our customers’ expectations as their relationship with digital platforms evolves Leverage the connection we have with our loyal customers, attract new customers, and continue to deliver unparalleled service …As a Result of the Business Review, We Have Developed Four Clear Focus Areas for Profitable Growth and Value Creation 1 2 3 4 In less than six months, Ms. Broader developed a new plan, recruited new team members to drive execution, and launched multiple initiatives designed to improve the way we operate Leverage actionable retail science Sharpen our financial principles Develop algorithms and models to drive and enable real- time decision-making to improve how we go to market, stock our product, and interact with our customers Drive further savings through leveraging our shared services model, optimizing our expenses, driving a high ROI on marketing spend and facilitating value creation

10 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel M a y 2 6 Announced three new initiatives — Estimated savings of $50 - $70 million Supply chain efficiency ($30 - $40 million in expected annual savings): Better product testing to identify winners, positioning fabric, optimizing our floor-set cadence, and collaborating more actively with vendors Non-merchandise expense reduction ($10 – $20 million in expected annual savings): Instituting formalized and strategic supplier rationalization, negotiations and collaboration Marketing spend optimization (expect $11 million in annual savings, in addition to ~$14 million already announced): Using our rich historical data set to determine the most effective marketing techniques to engage with our customers Current Initiatives are Accelerating Progress Towards Significant Improvements in Cost Efficiency… A p r i l 2 5 Announced the realignment of Marketing and Digital Commerce functions Realignment enables us to better support the individual brand’s needs and places these important functions closer to our customers, both of which we believe will help drive traffic Reduces costs and complexity while improving execution Estimated annualized cost savings of ~$14 million Total announced expected annual savings of $65 – $85 million, representing 2.6% to 3.3% of LTM sales Anticipate $15 million in savings in fiscal 2016 and we expect to complete the implementation of the initiatives by the end of 2017 Making significant progress towards reaching 10% operating margin goal

11 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel …Building on Progress that was Already Underway Recent actions build on cost-cutting and strategic initiatives that the Company had been pursuing before Ms. Broader joined the team, and long before Barington’s proxy contest: Slowing square footage growth, including announcing plans to close 170-175 stores through 2017. These actions are expected to result in $65 million of cost savings, with approximately $20 million achieved to date, and improved store productivity over time Implementing a corporate organizational realignment in 2015 to better align resources with growth opportunities, resulting in a 12% reduction of the Company’s headquarters and field management employee base and an estimated $38 million of annualized savings Reducing capital expenditures in fiscal 2015 by 40% compared to the Company’s prior three-year average Divested Boston Proper, eliminating a 100 basis point drag on operating margins Moderating promotions and focusing on more disciplined inventory management, resulting in a 30 basis point gross margin improvement from fiscal 2014 to fiscal 2015 Actions Underway Before Ms. Broader Joined as Chico’s FAS CEO

12 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Independent Industry Analysts Have Applauded Ms. Broader’s Strong Leadership, Experience and Fresh Perspective, and Recognize the Benefits and Potential of Her Actions Note: Permission to use quotation neither sought nor obtained. “Importantly, we are encouraged by new CEO Broader’s focus on strengthening the retail/digital channels and core brands while leveraging CRM data to improve customer engagement. We expect operational discipline around inventory and cost control to complement sales and drive longer-term margin recovery.” 25-February-2016 “New CEO Impressive, Maintain Belief CHS is Best-in-Class…we believe the new CEO not only brings a wealth of experience to the table but also recognizes the need to quickly address the ‘seismic’ shift taking place at retail, both of which we expect will be instrumental in driving operating margins back to the DD levels.” 26-February-2016 “We believe the company’s leadership in omni-channel (strive for all-inclusive experience with brands--devices, channels, products, etc.) aligns well with its strategic vision of building strong customer relationships, customer service, and a seamless customer experience. We view its focus on customer service and personalization as a differentiator that is difficult to replicate and a key to long-term margin expansion and profitability.” 26-April-2016 “[L]onger-term the company is on a path to return to +10%-plus EBIT margins from last year's 6.8% driven first by discipline in inventory management, cost savings and real estate optimization, followed by category extensions, growth in Soma, digital commerce and international expansion.” 26-May-2016 “We are impressed by the breadth of opportunity to rightsize the cost structure and improve operations, as identified by new CEO Shelley Broader. While comps could take a long time to turn, she is going after what can be controlled and improved, and isn't wasting any time.” 26-May-2016

13 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Corporate Governance and Board to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

14 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  12+ years of retail experience  Previously EVP of People at Walmart U.S. from 2013 to 2015  Joined Walmart as Assistant General Counsel in 2004  “Kristin has significant experience implementing world-class talent attraction, development and retention programs, in addition to defining roles, responsibilities and structure” — Shelley Broader We Are Strengthening the Management Team as We Execute the New Vision for Chico’s FAS  25+ years of professional experience, including 15+ years in retail  Previously EVP & General Counsel at Dollar General from 2002 to 2013  Prior to Dollar General, served as General Counsel at Zale  “Susan brings a remarkable record helping prominent national retailers successfully navigate complex legal, compliance and regulatory issues. Throughout her career, she has also been a strong partner to Boards and management, advising on strategic planning, business analysis and governance matters” — Shelley Broader Kristin Oliver Chief Human Resources Officer Susan Lanigan EVP & General Counsel  25+ years of retail experience, including 15 years of merchandising experience  Previously Chief Executive Officer and President of Walmart’s EMEA region  Prior to joining Walmart in 2010, Ms. Broader was Chief Operating Officer and President of Michael’s  Before joining Michael’s, Ms. Broader spent seventeen years with the Delhaize Group, where she held a range of leadership roles  “Shelley distinguished herself as our top choice, having the extensive retail industry expertise, leadership skills and appreciation for superior service that we believe will take Chico's FAS and each of our brands into our next phase of growth and value creation” — David F. Walker Shelley Broader CEO & President

15 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel We Have Demonstrated a Proactive Approach to Corporate Governance and Shareholder Engagement  Engaged, independent Board with expertise that is relevant to our new strategic direction and value creation objectives — A majority independent Board fosters a culture of transparency and accountability  Board unanimously approved proposal to declassify; entire Board would stand for election at the 2019 annual meeting — Highlights commitment to shareholder-friendly corporate governance standards  Board adopted formal policy limiting directors to serve on four public company Boards in addition to the Chico’s FAS Board — Prioritizes focused and effective leadership at Chico’s FAS  Independent Board leadership with David Walker Independent Chair  Shareholder-friendly governance policies, with four rotations of the Board Chair over the last 10 years  Regular evaluation of skills and experience: with the election of Ms. Brooks and Mr. Simon, four of the nine Board members will be new directors added in the past three years — Recent nominees selected through rigorous skills matrix based on third party search process, in consultation with Corporate Governance and Nominating Committee Effective Board Leadership and Independent Oversight Governance Aligned with Shareholder Interests  Executive compensation: Aligned with performance and shareholder interests — Execution on four new initiatives impacts performance based compensation — Compensation program under review by Compensation Committee and newly appointed Chief Human Resources Officer  Active shareholder engagement program — 1,635 analyst and investor meetings with 547 analysts and investors in the last 3 years (average of 545 meetings / 182 investors per year)

16 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Janice Fields Marketing and Brand Building Experience Our Nominees, Together With Our Board, Have the Skills and Experience Needed to Drive Shareholder Value  Independent director of Chico’s FAS since 2013  Made important governance and leadership contributions to Chico’s FAS as Chair of the Corporate Governance and Nominating Committee  Former President of McDonald’s USA  Board Director of Monsanto since 2008  Proven track record in consumer marketing and brand building, multi-unit real estate and franchising  Accomplished executive recognized by both Forbes and Fortune for her leadership  35+ years of experience We are enhancing our Board with individuals who have the most relevant skills, expertise and track record to support our success and the execution of our strategic plan Bonnie Brooks Merchant and CEO Experience Bill Simon Merchant and Operations Experience  Vice Chairman of Hudson’s Bay Company since 2014  Joined Hudson’s Bay in 2008 as President & CEO  Talented merchandising executive with substantial current retail, digital and turnaround expertise and strong track record across several leading global apparel retailers — Includes leading three major international department store turnarounds, where merchandising, marketing, digital and ecommerce were instrumental in revitalizing sales and profitability — Significant experience in executing M&A and other strategic alternatives  30+ years of global executive leadership experience in retail and 14 years in merchandising  Former President & CEO of Walmart U.S. from 2010 to 2014  Joined Walmart in 2006 and served as COO from 2007 to 2010  Previously held senior executive positions at Brinker, Diageo and Pepsi  Seasoned executive with extensive supply chain expertise and a proven track record leading large, complex global retailers with best-in-class cost structures  9 years of merchandising experience and 13 years of experience on the supplier side Shelley Broader CEO and Retail Experience  CEO & President of Chico’s FAS since Q4 2015  Former CEO & President of Walmart EMEA and former CEO & President of Walmart Canada  Architect of the Company’s new focus areas and leading the progress underway  15 years of merchandising experience, including Chief Merchandising Officer of Walmart Canada and Vice President of Merchandising at Hannaford Brothers  Led financial and operational turnaround at Kash n’ Karry that included a complete re-branding into Sweetbay Supermarkets  25+ years of retail experience

17 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Discussion Agenda I. Chico’s FAS is Successfully Executing on a New Strategy for Profitable Growth and Value Creation II. Chico’s FAS Board has Proactively Taken Action to Enhance Management, Corporate Governance and Board to Drive Value III. Barington’s Misguided Initiatives Would Jeopardize the Company’s Plan to Drive Profitable Growth and Value Creation

18 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Barington’s Assertions Distort the Truth Barington’s Assertions The Truth “Barington sought to establish a private dialogue with the Company. On September 22, 2014, representatives of Barington had an introductory conference call [with the CFO and then head of Investor Relations]” “In September 2015, Barington believed that Chico’s common stock was significantly undervalued and decided to begin making a sizable investment in the Company.”  Failed to engage with the Company in any substantive manner between September 2014 and March 2016  Barington sold down its entire position in the Company between September 2014 and September 2015; has been a current holder for only 8-9 months  Barington held only 0.92% of outstanding voting shares at the record date and own derivatives potentially convertible into another approximately 0.64% of the Company’s outstanding shares, the majority of which were purchased within the past six months “When a Board is looking to add one or more new directors, the nominating committee conducts a search, interviews the top candidates as if it were a job interview, and selects their favorites. The CEO often plays a key role in the selection process, as we have seen recently in the case of Chico’s.”  Chico’s FAS conducted a thorough search led by our Corporate Governance and Nominating Committee and an experienced search firm  The nomination of two extraordinary candidates, Bonnie Brooks and Bill Simon, was based on careful and thoughtful evaluation by Board members and members of senior management  The same due consideration was given to Barington’s nominees, who were not as strong as ours “The nominating committee failed to interview me for a position on the Board and the new CEO ignored my invitation to meet.”  Members of the Chico’s FAS Board and management team have had numerous discussions with Jim Mitarotonda, including four separate phone calls between him and Shelley Broader  Mr. Mitarotonda was also invited to present to the full Board, an invitation to which he has thus far failed to respond “Ms. Brooks is the Vice Chairman of Hudson’s Bay Company, which owns and operates two sizable department store chains that directly compete with the Company: Saks Fifth Avenue and Lord and Taylor. Chico’s acknowledges that it directly competes with department stores.”  Barington’s suggestion that Bonnie Brooks’ appointment would represent a conflict of interest is wrong: neither Hudson’s Bay Company, nor any of the department stores within its portfolio (including Saks Fifth Avenue and Lord & Taylor), are competitors in any practical sense to Chico’s FAS “The Board has [...] conditioned an in-person meeting between Barington and the Board, upon us withdrawing our nomination letter and supporting the Board’s nominees.”  Statement is categorically false Chico’s FAS has been and remains open to engaging in a constructive dialogue with Barington – as with all of its shareholders On Long-Term Interest in Chico’s FAS “Barington sought to establish a private dialogue with the Company. On September 22, 2014, representatives of Barington had an introductory conference call [with the CFO and then head of Investor Relations]” “In September 2015, Barington believed that Chico’s common stock was significantly undervalued and decided to begin making a sizable investment in the Company.” “When a Board is looking to add one or more new directors, the nominating committee conducts a search, interviews the top candidates as if it were a job interview, and selects their favorites. The CEO often plays a key role in the selection process, as we have seen recently in the case of Chico’s.” “The nominating committee failed to interview me for a position on the Board and the new CEO ignored my invitation to meet.” On Board Search On Interviewing Candidates On Bonnie Brooks On Addressing the Board

19 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Barington Has Not Suggested Any Meaningful New Proposals; Change Was Already Underway at Chico’s FAS Barington Says… The Reality is… Add 200-300 new Soma stores  Barington’s 200 to 300 bricks & mortar store growth strategy conflicts with the way many consumers are shopping today, particularly at Soma. In fact, Chico’s FAS customers, like those of many retailers, are engaging with our brands at a faster rate on digital channels than in-store  Adding 200-300 stores would significantly impair shareholder value and our progress to double digit operating margins. The added structural cost, the slow ramp to profitability, and the consumer’s increasing shift to online channels are factors that make the prospect irresponsible from a return on investment perspective Reduce operating costs  Barington’s suggested cost reductions disregard actions we have already taken. Since divesting Boston Proper, Chico’s FAS has already exceeded the reduction in advertising costs that Barington targets. Further, Barington’s estimates ignore the $10 million to $20 million of non-merchandise procurement savings that we have already identified and announced. In April and May 2016 (prior to Barington’s involvement), Chico’s FAS announced numerous strategic, operating and financial initiatives, which are expected to result in incremental annual cost savings of $65 - $85 million Repurchase more shares  Chico’s FAS has a strong track record of returning capital to shareholders but will exercise discipline in doing so (and in leveraging the balance sheet more broadly)  Chico’s FAS has returned 131% of free cash flow since 2010, vs. a median of 103% for peers. Since 2015, Chico’s FAS has returned $398 million to shareholders through dividends and share repurchases, representing 3x free cash flow Align pay and performance  Chico’s FAS has a history of closely aligning executive compensation and performance, and has consistently scored better than the majority of Russell 3000 companies on their relative degree of alignment Enhance the Board  In May 2016, after a thorough search with the assistance of an experienced search firm, we announced the nomination of two world-class leaders, Bonnie Brooks and Bill Simon, who will bring extensive retail, merchandising, supply chain and franchising experience, as well as proven leadership skills to our Board. Barington’s hand-picked director nominees lack current, relevant experience that would support our progress and new plan 1 2 3 4 Barington’s unsophisticated view of our business puts the execution of our strategic plan – and delivery of real shareholder value – at risk 5 Misguided! Misleading! Underway! Misleading! Already Done!

20 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel 128 181 209 249 280 287 2010A 2011A 2012A 2013A 2014A 2015A Chico’s FAS is Pursuing Disciplined Growth of the Soma Brand Source: Company filings. 1 “In the intimate apparel and sleepwear market, we believe that mature women are in need of an appealing alternative to department stores and Victoria's Secret. We believe that Soma presents this alternative and can grow to become a much larger brand. We do not think that the current modest pace at which management is expanding the Soma store base is maximizing its value potential. We are convinced that Soma has the potential to become a billion dollar business. In time, this business could also potentially become a spin-off opportunity. We therefore strongly recommend that the Company focus on growing the Soma brand and believe that it should open an additional two to three hundred stores over the next five years. ” – Barington Chico’s FAS Has Been Pursuing Disciplined Expansion of the Soma Store Base… …Driving Significant Revenue Growth and Preserving SSS Momentum Retail/ All-in SSS 13.7% 21.9% 18.3% 5.8% 8.0% 3.1% $ 125 $ 180 $ 236 $ 268 $ 311 $ 332 2010A 2011A 2012A 013A 2014A 2015A “Opening two to three hundred new Soma stores is an antiquated strategy that might have been relevant five years ago. Today, in the face of shifting consumer behavior, that strategy would mean saddling the Company with huge capital investments for the next decade, solely to drive short-term top-line growth, in an era when the capital would be better spent on ecommerce and other digital initiatives.” – Shelley Broader Barington’s suggestion that we add 200-300 new stores over 5 years runs counter to both secular shifts in apparel retail and a disciplined strategy that our shareholders have applauded Bad use of capital that would saddle us with poor capital investments for a decade Antiquated strategy and wrong Kill orange text at top - Add quote from Shelley Opening 200 would be something we would pursue 5 years ago. Short term top line growth gained by saddling us with bad capital investments for next 10 years

21 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  In its letter dated 13 June 2016, Barington cited an incorrectly calculated SG&A margin, failing to adjust for store Depreciation and Amortization (D&A) which is included in occupancy While there is much more to do, announced cost saving initiatives are moving our cost structure in the right direction Chico’s FAS has embarked on a focused effort to drive a more efficient cost structure, including initiatives such as: — Supply chain efficiency ($30 – $40 million in expected annual savings) — Non-merchandise expense reduction ($10 – $20 million in expected annual savings) — Marketing spend optimization ($11 million in addition to expected annual savings of $14 million already announced) – Realignment of Marketing and Digital Commerce functions to better support the individual brand’s needs – Further marketing optimization by using our rich historical data set to determine the most effective techniques to engage with our customers In addition, in 2015, we implemented a corporate organizational realignment, resulting in a 12% reduction of the Company’s headquarters and field management employee base and $38 million of expected annual savings Significant Actions Already Implemented to Reduce Operating Costs  In its letter dated 13 June 2016, Barington cited an incorrectly calculated SG&A margin, failing to adjust for store Depreciation and Amortization (D&A) which is included in occupancy While there is much more to do, announced cost saving initiatives are moving our cost structure in the right direction Chico’s FAS has embarked on a focused effort to drive a more efficient cost structure, including initiatives such as: — Supply chain efficiency ($30 - $40 million in expected annual savings) — Non-merchandise expense reduction ($10 – $20 million in expected annual savings) — Marketing spend optimization ($11 million addition to expected annual savings of $14 million already announced) – Realignment of Marketing and Digital Commerce functions to better support the individual brand’s needs – Further marketing optimization by using our rich historical data set to determine the most effective techniques to engage with our customers  We have already implemented a corporate organizational realignment, resulting in a 12% reduction of the Company’s headquarters and field management employee base and $38 million of expected annual savings 2 “Chico’s SG&A expenses as a percentage of sales are currently among the highest of its specialty retailer peers, and since 2012, these expenses have been growing nearly three times faster than revenue. As a result, despite Chico’s having one of the highest gross margins among its peers, it has one of the lowest EBITDA margins. We are convinced that the Company’s disproportionately high SG&A expenses are masking the Company’s true earnings power” – Barington Total recently announced estimated cost savings of $65–$85 million represent 2.6% – 3.3% of LTM sales Chico’s FAS management and Board continue to seek out efficiencies to drive operating margin improvement

22 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Chico’s FAS Has a Strong Track Record for Capital Return and Will Continue to Exercise Discipline Source: Company filings and Capital IQ. Note: $ figures may not sum to total due to rounding. 1 Capital returned includes dividends and share repurchases, which are calculated gross of withholding tax for comparability with peers; free cash flow is calculated as cash flow from operations, less capital expenditures. Peers as defined in Chico’s FAS proxy statement. 3 Since 2015, $398 million returned to shareholders through dividends and share repurchases, representing 3x free cash flow1 Since 2010, over $1.1 billion has been returned to shareholders Chico’s FAS Shareholder Return Over Time $ 28 $ 34 $ 35 $ 38 $ 46 $ 44 $ 11 $ 19 $ 183 $ 112 $ 252 $ 18 $ 303 $ 41 $ 48 $ 217 $ 146 $ 290 $ 64 $ 347 $ 52 2010A 2011A 2012A 2013A 2014A 2015A 2016YTD Dividends Share Repurchases Chico’s FAS has a strong track record of returning capital to its shareholders, returning 131% of free cash flow since 2010, vs. a median of 103% for peers  Consistent with our focus on sharpening our financial principles, we will continue to exercise discipline with respect to capital return and our balance sheet more broadly  Shareholders have applauded our prudent use of cash especially in the face of a slowing retail environment  Barington’s share repurchase strategy would deplete cash balances or increase leverage, limiting our future flexibility to deploy capital and sacrificing our strong balance sheet for short-term gains 131% 103% Chico's FAS 5-Year Peer Median

23 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Overview of CEO Compensation Plan 1 Source: Public sources, FactSet, ISS. 2 Based on ISS peer group of Abercrombie, Aeropostale, American Eagle, Ascena, Buckle, Children’s Place, Coach, DSW, Express, Finish Line, Foot Locker, Gap, Genesco, Guess?, L Brands, Men’s Wearhouse, Pier 1 Imports, Stage Stores, Williams-Sonoma, Ulta Salon, Urban Outfitters. 3 Compensation committee retained Frederic W. Cook & Co., a third party consultant, to review Ms. Broader’s pay package; on a mix basis they found it was in-line with 20 publicly-traded retailers. Annual Meeting Say-on-Pay Voting Results Year Proposal % For 2015 Advisory Vote on Compensation 96.6% 2014 Advisory Vote on Compensation 97.5 2013 Advisory Vote on Compensation 97.9 Comparative Quantitative Analysis of Compensation Practices1 Year Relative Degree of Alignment CEO Comp (Mult. of Peer Median2) 2015 Better than 73 % of Russell 3000 companies 1.07 x 2014 Better than 56 % of Russell 3000 companies 1.33 2013 Better than 62 % of Russell 3000 companies 1.04 One-time incentive payments required to attract top industry talent “We believe that the Company’s executive compensation arrangements for its President and CEO Shelley Broader fail to properly align pay with performance. .. We therefore strongly recommend that the Board more closely tie Ms. Broader’s compensation to the Company’s performance beginning in 2017.“ – Barington 4 Compensation Strategy Aligns With Generating Shareholder Value Base Salary 40%Performance- Based Bonus 60% Pay package is majority performance contingent in the second year All Three Leading Voting Advisors Recommended FOR In its letter, Barington included one-time mitigating payments that were designed to compensate Ms. Broader for economic losses incurred as a result of leaving her prior employment. Ms. Broader’s base salary is in the 57th percentile and her long-term incentives are in the 75th percentile of a composite of publicly-traded retail peers3, demonstrating incentives are aligned and within market.

24 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Barington’s Nominees Lack the Skills and Expertise Needed Today to Support our Progress Barington’s Board Nominees Jim Mitarotonda Janet Grove  Ms. Grove’s executive experience in the U.S. retail industry is five years dated, a significant gap in an industry as dynamic as retail  Any experience and skills she might offer already represented by current directors and/or Ms. Brooks and Mr. Simon  Lacks recent digital and ecommerce expertise, which are essential components of the Company’s strategy and drivers of success in the current retail environment  Ms. Grove currently serves on the Board of Aéropostale, which just filed for bankruptcy in May 2016  According to his own proxy materials and website, Mr. Mitarotonda has served on only one apparel retail Board  Any experience and skills he might offer already represented by current directors and/or Ms. Brooks and Mr. Simon  Lacks digital expertise and limited ecommerce experience  Suggested cuts are duplicative of initiatives already underway  Traditional bricks and mortar growth strategy conflicts with the realities of today’s retail industry 5

25 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Jim Mitarotonda Does Not Have the Right Qualifications or Retail Track Record to Merit Appointment to the Chico’s FAS Board Not Qualified to Direct an Omni-Retailer Mitarotonda’s limited experience on an apparel retail Board has led to disappointing results. Having joined The Jones Group Board in May 2013, he participated in the sale of the Company to Sycamore Group just seven months later for barely a 10% premium to the closing price on the day he joined. Poor Retail Track Record Source: Public sources, FactSet, Barington proxy statements and website. Mitarotonda Board Experience Industry Number of Boards Current Boards Companies Industrial 5 3 Technology 3 0 Apparel Retail 1 0 Auto Parts Dealer & Service 1 0 Financial 1 1 Total 11 4 / Hilco Acquisition Corp.  We believe Barington, and Mitarotonda specifically, lacks the experience, insight and capabilities to guide CHS toward long term value creation.  As a consequence, the only means for him to create a lift in the company’s value is a fire sale transaction before it becomes evident that his strategies and tactics for running the business won’t create value. [TO BE DISCUSSED]  His actions on the Board of The Jones Group are case in point.

26 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Chico’s FAS Board Nominees Have The Superior Skills and Experience Needed to Drive Shareholder Value Jim Mitarotonda Janet Grove Current Retail / Merchandising No No Current Marketing (Including Digital) No No Operational Cost Cutting No No Supply Chain No Yes Multi-unit Real Estate No Yes Franchising No No Barington’s Nominees Shelley Broader  Chico’s FAS’ new CEO and President  Architect of the Company’s new focus areas and leading the progress underway Janice Fields  One of the Company’s newest independent directors  Has made important governance and leadership contributions to Chico’s FAS as Chair of the Corporate Governance and Nominating Committee  Proven track record in consumer marketing and brand building, multi-unit real estate and franchising Bonnie Brooks  Substantial, current retail, merchandising, digital marketing, ecommerce and turnaround expertise  Strong track record across several leading global apparel retailers Bill Simon  Extensive supply chain expertise  Proven track record leading large, complex global retailers with best-in-class cost structures Chico’s FAS Nominees

27 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Despite a Weak Overall Retail Environment, Chico’s FAS Has Outperformed Since Ms. Broader’s Appointment as CEO Source: Capital IQ as of 28-Jun-2016. Note: Permission to use quotation neither sought nor obtained. 1 Peers as defined in Chico’s FAS proxy statement. Peer TSR weighted based on market capitalization. 25-Feb-16: Senior Management’s Announcement of Company’s Four Priorities Chico’s FAS TSR Over / (Under) Performance vs. Peers1 Since Ms. Broader’s appointment as CEO, Chico’s FAS has outperformed peers in a very difficult retail environment While we are on the right track, it will take some time before the full value of our strategic plan is fully implemented and baked into our stock price Name Category Commentary Women's apparel, jewelry and accessories  Chapter 11 liquidation on September 26, 2014  Listed assets worth $278.5mm and debts of $361.3mm in bankruptcy filing  IP now owned by Sycamore Partners Women's apparel, jewelry and accessories  Closed 100 stores in 2011 and reduced 7% of corporate employees and 13% of store operations staff  In 2015, >20% of shareholders voted to remove four of nine directors  Six Board Directors stepping down in 2016 as a result of urging by activist investor Macellum Capital Management Women’s apparel, accessories, and shoes  Closed all 78 kids and men's clothing stores in 2008  Sold J. Jill for $75m in 2009 after purchasing the company for $517m in 2006  In 2011, announced closings of 110 stores Women’s specialty clothing  Closed 75 stores at time of 2006 sale to Golden Gate  Exploring IPO in 2016 after shifting ownership four times since 2006 Women's apparel, jewelry and accessories  Following losses in FY2014 announced closure of over 20 stores  Plans to convert 50 regular stores into outlets by end of FY2016 Women’s apparel, accessories, and shoes  Failed roll-out of over 130 new stores led to closures of numerous stores in 2006  Has not turned profit since 2011  Filed for Chapter 11 bankruptcy on February 4, 2015 Many other women’s retailers have faced challenging circumstances, with two declaring bankruptcy in the last two years “We are impressed by the breadth of opportunity to rightsize the cost structure and improve operations, as identified by new CEO Shelley Broader. While comps could take a long time to turn, she is going after what can be controlled and improved, and isn't wasting any time.” 26-May-2016 Spread chart out; add call out box saying: that says we are on right track but going to take some time 6.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0 % Feb-2016 Mar-2016 Apr-2016 May-2016 Jun-2016

28 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  Barington only began accumulating its current position in Chico’s FAS in Q3 2015 — By comparison, Chico’s FAS’ top 25 institutional investors have, on average, held the stock for more than eight years — Almost half of its current claimed ownership is made up of derivative contracts – Of those derivative contracts, at least 650, 000 are out-of-the-money call options  Barington’s 0.92% OS stake of common shares represents less than 1 day of trading volume¹ Note: Ownership data is based on Barington’s proxy statement and quarterly 13F filings . ¹ Based on Chico’s 3 month average daily trading volume of 2.4mm shares as of 27-Jun-2016. Barington is a Short-Term Holder, Not Committed to Chico’s FAS’ Long-Term Initiatives Barington and its affiliates own approximately 0.92% of the Company’s outstanding shares and own derivatives potentially convertible into another approximately 0.64% of the Company’s outstanding shares, the majority of which were purchased within the past six months. Further, as shown in their proxy materials, between September 2014 and September 2015, Barington sold down their entire ownership position in the Company’s common stock Barington is not a significant shareholder or a long-term investor in Chico’s FAS B ar ingt on’ s Sh ar es Out sta n d ing (% T otal) 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Jun-16 Co mon Stock Derivative

29 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel  Chico’s FAS has embarked on a clear path to long-term value creation under the leadership of Ms. Broader  The Chico’s FAS Board has: — Appointed a new CEO — Hired several new key management executives — Announced four new focus areas — Launched multiple new operating improvement initiatives — Announced new governance enhancements, including two new Board nominees — These are all in addition to the announced cost savings initiatives to-date  Barington’s actions jeopardize the successful execution of our strategic plan to enhance shareholder value PLEASE VOTE FOR THE SUPERIOR CHICO’S FAS BOARD SLATE ON THE WHITE PROXY CARD TODAY Support Continued Enhancement of Shareholder Value at Your Company

30 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Supplementary Materials

31 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Chico’s FAS Board Search Process and Barington Nominees F e b r u a r y 2 0 1 6 CHS began search process for new independent director candidates M a y 1 1 Received a list of five candidates which Barington suggested for consideration by the Board M a y 1 9 After careful evaluation of all candidates, CHS Board concluded that the addition of Bonnie Brooks and Bill Simon to the Board, together with the continuing service of Ms. Broader and Ms. Fields, represented the right combination of expertise, experience and independence for the Board. CHS received notice from Barington that it intended to nominate three of the five individuals they had previously submitted for the Board’s consideration M a y 2 5 CHS announced the nomination of Ms. Brooks and Mr. Simon, declassification of Board and formal policy limiting directors to service on 4 public company Boards in addition to the CHS Board Barington publicly announced its desire to seek the appointment of two of the three individuals – Jim Mitarotonda and Janet Grove – at the 2016 Annual Meeting A p r i l 1 2 / 2 8 At Barington’s request, CHS held a call to discuss company performance and strategy. Barington followed up with a second call during which Jim Mitarotonda (CEO of Barington) advised of his intent to nominate himself to join the Board 2 0 1 6 A n n u a l M e e t i n g J u l y 2 1 M a y 1 5 / 1 6 CHS Board proceeded to evaluate the prospective candidates suggested by Barington David Walker, Janice Fields and Shelley Broader met with one of the candidates in Orlando, FL M a y 2 0 1 5 CHS retained an executive search firm, Herbert Mines, to assist with identifying qualified candidates for the CEO position as well as to identify up to two potential independent Board nominees for future consideration M i d - M a y 2 0 1 6 In addition, members of the Board requested to hold a teleconference with another one of the five prospective nominees. However, that individual advised that she was withdrawing her name from consideration. Ms. Broader and Mr. Mitarotonda also held four separate phone calls J u n e 3 / 6 CHS issues statement correcting inaccurate assertions from Barington, and subsequently files definitive proxy materials and mails letter to shareholders, urging them to vote FOR each of CHS Director nominees J u n e 2 Barington delivered a letter to the Chair of CHS’ Board, setting forth Barington’s concerns with respect to the Company’s performance and outlining measures Barington believes CHS needs to implement

32 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Chico’s FAS Captures a Widely Different Customer Base than Hudson’s Bay Company Source: Chico’s FAS market research and APT. 1 Share of wallet is a survey method used in performance measurement to understand the amount of business received from a specific customer demographic. Share of Wallet is weighted by average purchase amount.  Proximity / Demographic Profile: Independent third party analysis from Applied Predictive Technologies (APT) has found that Hudson Bay's stores are not competitively relevant to the Chico's brands in terms of geographic proximity or demographic profile  Share of Customer Wallet: Our own customer analysis shows that our customers do not shop at Hudson Bay's stores (only 1.3% SOW1), and we do not include Hudson Bay's in our routine market analyses

33 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Additional Corporate Governance Statistics Source: Institutional Shareholder Services, GMI Analyst, Public filings. A Board with extensive retail, operating and public company experience comprised of our directors and nominees would meet the highest standards of shareholder friendly corporate governance  8 / 9 Independent Directors  De-staggering Board, per new proposal, with entire Board up for election in 2019  Average tenure of ~5.3 years, well below the S&P average of ~8.4 years  Formal policy to limit director over-Boarding  4 /9 Female Directors  Independent Chair of the Board

34 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Our Board Nominees Have the Skills and Experience Needed to Drive Shareholder Value  On May 24, Chico’s FAS nominated 2 new independent director candidates Bonnie Brooks Bill Simon  Vice Chair of Hudson’s Bay Company since 2014  30+ years of global executive leadership experience in retail and 14 years in merchandising  Former President & CEO of Walmart U.S. from 2010 to 2014  9 years of merchandising experience and 13 years of experience on the supplier side Skills and Qualifications  Retail / Operations: More than 30 years of global executive leadership experience in retail  Merchandising: 14 years of experience in direct merchandising in addition to 5 years of experience leading all merchandise divisions of HBC  Digital: Digital and ecommerce were instrumental in revitalizing sales and profitability during Ms. Brooks’ tenure at HBC and Lane Crawford  Operational Cost Cutting: Led three major international department store turnarounds, including at Hudson’s Bay Company and the Lane Crawford Group in Asia  M&A / Strategy: Significant experience in executing M&A and other strategic alternatives Skills and Qualifications  Retail / Operations: Seasoned executive with extensive supply chain expertise and a proven track record leading large, complex global retailers with best-in-class cost structures and premier consumer brands  Merchandising: 9 years of merchandising experience in addition to 13 years on the supplier side  Digital: Lead the expansion of small format stores and the integration of the digital and physical retail experience  Public Company: Board director of Darden Restaurants since 2012  Vice Chairman of Hudson’s Bay Company since ‘14  Joined Hudson’s Bay in 2008 as President & CEO  >30 years of global executive leadership experience in retail, 14 years in direct merchandising — Includes leading three major international department store turnarounds, where digital and ecommerce were instrumental in revitalizing sales and profitability — 3 years as Senior VP Merchandising at Lane Crawford, and 6 years as Global Merchandise Manager at Holt Renfrew — Lead all merchandise divisions of HBC during turnaround years from 2008 to 2013

35 151 / 139 / 125 255 / 172 / 0 86 / 84 / 83 225 / 102 / 51 124 / 161 / 174 110 / 197 / 184 200 / 74 / 55 158 / 183 / 5 63 / 85 / 103 118 / 120 / 108 248 / 244 / 225 244/ / 138 / 32 Heading font: Adobe Caslon Pro Text Font: Corbel Our Board Nominees Have the Skills and Experience Needed to Drive Shareholder Value Skills and Qualifications  Digital:  Retail: 25+ years of experience leading premier retail businesses  Merchandising: 15 years of merchandising experience through her tenure at Walmar tand Hannaford Brothers  Turnarounds:  Public Company: Janice L. Fields  Independent director of Chico’s FAS since 2013  Chair of Chico’s FAS Corporate Governance and Nominating Committee  Former President of McDonald’s USA  Board Director of Monsanto since 2008  35+ years of experience Shelley Broader  CEO & President of Chico’s FAS since Q4 2015  Former CEO & President of Walmart EMEA and former CEO & President of Walmart Canada  25+ years of retail experience Skills and Qualifications  Digital:  Retail:  Merchandising:  Real Estate  Turnarounds:  Public Company: Skills and Qualifications  Retail / Operations: More than 30 years of global executive leadership experience in retail  Merchandising: 15 years of merchandising experience, including Chief Merchandising Officer of Walmart Canada and Vice President of Merchandising at Hannaford Brothers  Operational Cost Cutting: Led financial and operational turnaround at Kash n’ Karry that included a complete re- branding into Sweetbay Supermarkets Skills and Qualifications  Operations: Unique marketing, consumer brand and supply chain insights; leading expertise in franchising  Multi-unit Real Estate: Experience managing multi-unit operations essential to executing strategic plan  Public Company: Significant experience in leading public companies through 35 years at McDonald’s as well as governance expertise through her tenure as an independent director at Monsanto